SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act 1934

May 26, 2004
(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

OHIO
(State or other jurisdiction of incorporation or organization)

033-79130
(Commission File Number)

34-1771400
(I.R.S. Employer Identification No.)

614 East Lincoln Way
P.O. Box 256
Minerva, Ohio 44657
(Address of principal executive offices)

(330) 868-7701
(Issuer’s telephone number)

N/A
(Former name of former address, if changes since last report)

Item 5

Effective May 26, 2004, there were a series of management changes at Consumers Bancorp, Inc. and Consumers National Bank.

Steven L. Muckley, Chief Executive Officer and President, has assumed the responsibilities of Chief Financial Officer on an interim basis. Mr. Muckley is a CPA and former partner of a Canton, Ohio based CPA firm and has over 20 years of public accounting and auditing experience.

Laurie L. McClellan, Chairman of the Board, has assumed the responsibilities of Treasurer on an interim basis. Mrs. McClellan has served on the Board of Directors since 1987 and most recently as Chairman of the Board since 1998.

The positions of Chief Financial Officer and Treasurer were previously held by Paula J. Meiler. Jennifer J. Tessanne has been named Chief Operating Officer. Ms. Tessanne has over 20 years experience in Information Technology and Business Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

/s/ Steven L. Muckley
Steven L. Muckley, Chief Executive Officer,
Chief Financial Officer and President

Date:	June 4, 2004